Exhibit 24.1

                             POWER OF ATTORNEY

     We, the undersigned officers and directors of Fleming Companies, Inc. (hereinafter the "Company"), hereby severally constitute Mark S. Hansen and David R. Almond, and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement (and any and all amendments thereto, including post-effective amendments) on Form S-8 to be filed with the Securities and Exchange Commission relating to the Fleming Companies, Inc. Consolidated Savings Plus and Stock Ownership Plan granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature                Title                              Date
---------                -----                              ----
MARK S. HANSEN           Chairman, Chief           )
Mark S. Hansen           Executive Officer and     )
                         Director                  )
                                                   )
JOHN T. STANDLEY         Executive Vice President  )
John T. Standley         and Chief Financial       )
                         Officer                   )
                                                   )
KEVIN J. TWOMEY          Senior Vice President     )
Kevin J. Twomey          and Controller (Principal )
                         Accounting Officer)       )
                                                   )
ARCHIE R. DYKES          Director                  )      October 20, 1999
Archie R. Dykes                                    )
                                                   )
CAROL B. HALLETT         Director                  )
Carol B. Hallett                                   )
                                                   )
HERBERT M. BAUM          Director                  )
Herbert M. Baum                                    )
                                                   )
EDWARD C. JOULLIAN III   Director                  )
Edward C. Joullian III                             )
                                                   )
JACK W. BAKER            Director                  )
Jack W. Baker                                      )
                                                   )
ALICE M. PETERSON        Director                  )     October 20, 1999
Alice M. Peterson                                  )
                                                   )
GUY A. OSBORN            Director                  )
Guy A. Osborn                                      )
                                                   )
DAVID A. RISMILLER       Director                  )
David A. Rismiller                                 )